EXHIBIT 99.22

SECOND AMENDING AGREEMENT TO CONSULTING AGREEMENT

THIS SECOND AMENDING AGREEMENT TO CONSULTING AGREEMENT
(the “
Second Amendment
”) is date and made for reference effective on this 25th day of November, 2019 (the “
Effective Date
” herein).

AMONG
:

BODY AND MIND INC. (formerly Deploy Technologies Inc.), a corporation incorporated under the laws of the State of Nevada and having an office at 750 – 1095 West Pender Street, Vancouver, British Columbia, V6E 2M6 (the “Company”);

AND
:

NEVADA MEDICAL GROUP LLC, a limited liability company organized under the laws of the State of Nevada and having an office at 4785 S. Durango Drive, Suite 204, Las Vegas, Nevada, USA 89147 (“NMG”);

AND
:

TI NEVADA, LLC, a limited liability company organized under the laws of the State of Nevada and having an office at 9811 W. Charleston Blvd., #2-624, Las Vegas, Nevada, USA 89117 (the “Consultant”);

AND
:

ROBERT HASMAN, an individual residing at 628 Chervil Valley Drive, Las Vegas, Nevada, USA 891387 (the “Consultant’s Representative”);

(and the Company, NMG, Consultant and Consultant’s Representative being hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires).

WHEREAS
:

A. The Parties are parties to a certain “Consulting Agreement” (the “
Consulting Agreement
”) dated for reference November 14, 2017. Pursuant to the Consulting Agreement, the Company (formerly Deploy Technologies Inc. at the time) retained the Consultant to provide services through the Consultant’s Representative prior to and following the closing of the share exchange agreement (the “
Share Exchange Agreement
”) between the Company’s wholly-owned subsidiary, NMG and the members of NMG, dated September 14, 2017;

B. The Parties entered into the first amendment to the Consulting Agreement (the “
Amendment to the Management Services Agreement
”) on November 2, 2018, in order to extend the non-competition and non-solicitation provisions contained within the Consulting Agreement to the State of Ohio; and

C. To better reflect the intentions of the Parties, the Parties wish to amend the Consulting Agreement in accordance with the terms and conditions of this Second Amendment.

NOW THEREFORE THIS AMENDMENT WITNESSETH
that, in consideration of the payment of $10 to the Consultant and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto,
THE PARTIES AGREE AS FOLLOWS
:

Certain Definitions

1. Unless otherwise defined herein or the context otherwise requires, capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Consulting Agreement.

Amendments

A. Subsection 6.1(a) of the Consulting Agreement is deleted in its entirety and replaced with the following:

(a)
“Non-Compete
: Carry on, engage in, or be concerned with or interested in any business that is, or has any interest in any medical marijuana or recreational marijuana business that is, similar to or competitive with the medical marijuana or recreational marijuana business of the Company or any of its subsidiaries provided that, notwithstanding this, the Consultant may purchase or hold securities of any company (including any competitive company) in aggregate representing no more than five percent (5%) of the votes and equity attached to all issued securities of that company during the period ending in the termination or expiration of the Consulting Agreement. Notwithstanding the foregoing, the parties acknowledge that Resort Management Investments, LLC, a Delaware limited liability company, of which the Consultant’s Representative is a member, owns that certain real property located at 5347 S. Decatur Boulevard, Las Vegas, Nevada (APN: 163-25-710-016) (the “
Decatur Property
”) that is being leased to a non-party marijuana dispensary (the “
Decatur Lease
”). The restrictive covenants set forth in this Section 6.1(a) shall be of no force or effect by or against Consultant’s Representative as a member of Resort Management Investments, LLC acting as a landlord to the Decatur Lease or any subsequent lease of the Decatur Property to a third party,”; and

B. Appendix A of Consulting Agreement is hereby amended as follows:

A.1
Fees.
A fee (the
“Fee”)
will accrue monthly commencing from November 1, 2019 at US$ 25,000 per month plus all applicable excise, sales, goods and services or other use taxes imposed by any federal, provincial, municipal, state or other governmental authority
(“Applicable Taxes”).
The payment of any amount under this Agreement, other than pursuant to §A2 and §A3 below. The Company and NMG will jointly pay Consultant the Fee plus Applicable Taxes as a monthly retainer in advance on the first business day of each month.

A.3
Bonus
. The Consultant is eligible to be considered for an annual discretionary bonus which will be subject to the approval of the board of directors of the Company, in their sole discretion. Payment of a bonus in any one year will not indicate the payment of a bonus in any other year.

In addition, the Consultant will receive:

-USD$16,666 bonus for construction completion of Nevada production facility prior to February 14, 2020, to be paid no later than February 28, 2020;

-USD$16,666 bonus for construction completion of the San Diego facility prior to February 14, 2020, to be paid no later than February 28, 2020; and

-USD$ 16,666 bonus for construction completion of the Arkansas dispensary and cultivation facility prior to February 15, 2020, to be paid no later than February 28, 2020.

For purposes of eligibility for these bonuses, construction completion is considered substantial completion with application for final inspection submitted.

C. The Consultant has entered a separate agreement with the Company to not sell prior to May 7, 2020 any shares the Consultant directly or indirectly owns or controls including through TI Nevada LLC and SW Fort Apache LLC.

2. Except as expressly amended hereby and as amended by the Amendment to the Management Services Agreement, the Consulting Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect as of the Effective Date as herein above determined.

General provisions

3. This Second Amendment shall form a part of the Consulting Agreement for all purposes, and each of the Parties shall be bound hereby. From and after the Effective Date of this Second Amendment by the Parties, any reference to the Consulting Agreement shall be deemed a reference to the Consulting Agreement as amended by the Amendment to the Management Services Agreement and the Second Amendment.

4. This Second Amendment constitutes the entire agreement between the Parties and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise between the Parties with respect to the subject matter of this Second Amendment. Nothing in this Section 5 will limit or restrict the effectiveness and validity of any document with respect to the subject matter of this Second Amendment that is executed and delivered contemporaneously with or pursuant to this Second Amendment.

5. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Nevada and the laws of the United States of America applicable therein without reference to conflict of law principles and shall be treated in all respects as a Nevada contract.

6. This Second Amendment may be executed in any number of counterparts, in original form, by facsimile or by sending a scanned copy by electronic mail or similar electronic transmission, each of which will together, for all purposes, constitute one and the same instrument, binding on the parties hereto, and each of which will together be deemed to be an original, notwithstanding that each party hereto is not a signatory to the same counterpart.

7. This Second Amendment shall enure to the benefit of the Parties hereto and their heirs, executors, successors and permitted assigns and shall be binding upon the Parties hereto and their respective heirs, executors, successors and permitted assigns.

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IN WITNESS WHEREOF
the Parties have hereunto set their respective hands and seals as at the Effective Date as hereinabove determined.

Signed and delivered by:	)
BODY AND MIND INC.,	)
the Company herein	)
	)	(C/S)
)
/s/ Michael Mills	)
Authorized Signatory	)
)
Michael Mills - President	)
(Print name and title))
)
Signed and delivered by:	)
NEVADA MEDICAL GROUP LLC,	)
NMG herein	)	(C/S)
)
)
/s/ Robet Hasman	)
Authorized Signatory	)
)
Robert Hasman - President	)
(Print name and title))
)
Signed and delivered by:	)
TI NEVADA, LLC,	)
the Consultant herein	)
	)	(C/S)
)
/s/ Robert Hasman	)
Authorized Signatory	)
)
Robert Hasman - Manager	)
(Print name and title))
)
Signed and delivered by:	)
ROBERT HASMAN,	)
the Consultant’s Representative herein,	)
in the presence of:	)
)
/s/ Stephen Hoffman	)
Witness Signature	)	/s/ Robert Hasman
	)	ROBERT HASMAN
230 Carol Way, Broomfield, CO, 80020)
Witness Address	)
)
Stephen ‘Trip’ Hoffman - COO	)
Witness Name and Occupation	)